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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2000


                              MID-STATE BANCSHARES
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)


         CALIFORNIA                    000-23925               77-0442667
--------------------------------     -------------        --------------------
(State or Other  Jurisdiction of     (File Number)          (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)


  1026 GRAND AVE. ARROYO GRANDE, CA                           93420
----------------------------------------            ---------------------------
(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's Telephone Number, including area code: (805) 473-7700


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ITEM 5.  OTHER EVENTS

       On March 20, 2000, Carrol R. Pruett, Chairman and Chief Executive Officer of Mid-State Bancshares, announced that the Board of Directors has authorized a stock repurchase program for up to five percent (5%) of its outstanding shares. Based on the current outstanding shares, the buyback may result in the purchase of up to approximately 565,000 shares. These repurchases will be made from time to time by the Company in the open market or in block purchases or in privately negotiated transactions in compliance with the Securities and Exchange Commission (SEC) rules. The program will begin in April 2000 and is expected to be effective for one year.

       Please refer to the Press Release dated March 20, 2000, attached hereto and made a part hereof.








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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   March 20, 2000                         MID-STATE BANCSHARES


                                               By: /s/ JAMES G. STATHOS
                                                   -----------------------
                                                   James G. Stathos
                                                   Executive Vice President
                                                   Chief Financial Officer

                                               By: /s/ CARROL R. PRUETT
                                                   -----------------------
                                                   Carrol R. Pruett
                                                   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer


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                                  EXHIBIT INDEX



EXHIBIT NO.                 DESCRIPTION                                 PAGE NO.
-----------                 -----------                                 --------
    20            Press Release announcing Mid-State Bancshares
                  Stock Repurchase Program                                 5








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